UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                         ---------------------------


                                 FORM 8-K/A

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported)   November 20, 1998
                                                      -----------------


                                 NEWELL CO.
   ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)



          Delaware                 1-9608                 36-3514169
   ----------------------------------------------------------------------
     (State or Other             (Commission             IRS Employer
     Jurisdiction of              File Number)        Identification No.)
      Incorporation)


             29 East Stephenson Street, Freeport, Illinois 61032
   ----------------------------------------------------------------------
            Address of Principal Executive Offices)   (Zip Code)



   Registrant's telephone number, including area code  (815) 235-4171
                                                       ------------------

        This Amendment is being filed to amend Item 7(a) of Newell Co.'s Current Report on Form 8-K, dated November 20, 1998 (the "Form 8-K"), to include therein the audited financial statements of Rubbermaid Incorporated for the fiscal year ended December 31, 1997. Item 7(b) (Pro Forma Financial Information) of the Form 8-K is not being amended.

   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

        (a)  Financial Statements of Businesses Acquired.
             -------------------------------------------

        The following unaudited financial statements of Rubbermaid have previously been filed with the Commission as part of Rubbermaid's Quarterly Report on Form 10-Q for the quarter ended October 2, 1998 and are incorporated herein by reference:

        -Condensed Consolidated Balance Sheets as of October 2, 1998
            and December 31, 1997.
        -Condensed Consolidated Statements of Earnings for the Nine Months
            Ended October 2, 1998 and September 30, 1997.
        -Condensed Consolidated Statements of Cash Flows for the Nine
            Months Ended October 2, 1998 and September 30, 1997.
        -Notes to Condensed Consolidated Financial Statements.

        The following audited financial statements of Rubbermaid for the fiscal year ended December 31, 1997 are filed herewith:

                                                                     Page
        Independent Auditors' Report . . . . . . . . . . . . . . . . . 3
        Consolidated Statements of Earnings for the Fiscal
             Years Ended December 31, 1997, 1996 and 1995  . . . . . . 4
        Consolidated Balance Sheets as of December 31, 1997
              and 1996 . . . . . . . . . . . . . . . . . . . . . . . . 5
        Consolidated Statements of Cash Flows for the Fiscal
              Years Ended December 31, 1997, 1996 and 1995 . . . . . . 6
        Consolidated Statements of Shareholders' Equity for the
              Fiscal Years Ended December 31, 1997, 1996 and 1995  .   7
        Notes to Consolidated Financial Statements . . . . . . . . .   8


        (c)  Exhibits.
             --------

        23.1    Consent of KPMG Peat Marwick LLP.

   INDEPENDENT AUDITORS' REPORT
   ----------------------------------------------------------------------

   SHAREHOLDERS AND BOARD OF DIRECTORS
   RUBBERMAID INCORPORATED:

   We have audited the accompanying consolidated balance sheets of Rubbermaid Incorporated and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, cash flows, and shareholders' equity for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rubbermaid Incorporated and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

   /s/ KPMG PEAT MARWICK LLP


   KPMG Peat Marwick LLP
   Cleveland, Ohio
   January 30, 1998

   CONSOLIDATED STATEMENT OF EARNINGS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)

     Years Ended December 31                                      1997                     1996                   1995
     ----------------------------------------------------------------------------------------------------------------------
     Net sales                                              $  2,399,701             $  2,354,989           $  2,344,170
     Cost of sales                                             1,748,424                1,649,520              1,673,232
     Selling, general, and administrative expenses               416,641                  432,063                402,586
     Realignment costs                                            16,000                       --                158,000
     Other charges (credits), net:
        Interest expense                                          37,944                   26,281                 13,682
        Interest income                                           (2,182)                  (1,933)                (3,422)
        Miscellaneous                                            (51,032)                   4,046                  4,457
     ----------------------------------------------------------------------------------------------------------------------
                                                                 (15,270)                  28,394                 14,717
     ----------------------------------------------------------------------------------------------------------------------
     Earnings before income taxes                                233,906                  245,012                 95,635
     Income taxes                                                 91,370                   92,614                 35,863
     ----------------------------------------------------------------------------------------------------------------------
     NET EARNINGS                                           $    142,536             $    152,398           $     59,772
     ----------------------------------------------------------------------------------------------------------------------
     BASIC AND DILUTED NET EARNINGS PER COMMON SHARE        $        .95             $       1.01           $        .38
     ----------------------------------------------------------------------------------------------------------------------

   See accompanying notes to consolidated financial statements.

   CONSOLIDATED BALANCE SHEET
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)

     At December 31                                                              1997             1996
     -------------------------------------------------------------------------------------------------------
     ASSETS
     -------------------------------------------------------------------------------------------------------
     CURRENT ASSETS:
        Cash and cash equivalents                                          $    114,024      $    27,599
        Receivables, less allowance for doubtful accounts
           of $8,882 in 1997 and $10,900 in 1996                                421,911          496,601
        Inventories                                                             250,597          276,811
        Other current assets                                                     29,672           55,709
     -------------------------------------------------------------------------------------------------------
           TOTAL CURRENT ASSETS                                                 816,204          856,720
     Property, plant, and equipment, net                                        707,974          721,914
     Intangible and other assets, net                                           399,716          475,346
     -------------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                          $  1,923,894      $ 2,053,980
     -------------------------------------------------------------------------------------------------------


     LIABILITIES AND SHAREHOLDERS' EQUITY
     -------------------------------------------------------------------------------------------------------
     CURRENT LIABILITIES:
        Notes payable                                                      $    223,744      $   399,865
        Long-term debt, current                                                     281            3,287
        Payables                                                                160,820          154,518
        Accrued liabilities                                                     182,239          185,151
     -------------------------------------------------------------------------------------------------------
           TOTAL CURRENT LIABILITIES                                            567,084          742,821
     Other deferred liabilities                                                 153,385          142,992
     Long-term debt, non-current                                                153,163          154,467
     SHAREHOLDERS' EQUITY:
        Preferred stock, without par value.
           Authorized 20,000,000 shares; none issued                                 --               --
        Common Shares of $1 par value.
           Authorized 400,000,000 shares; issued
              162,677,082 shares in 1997 and 1996                               162,677          162,677
        Paid-in capital                                                          68,819           70,829
        Retained earnings                                                     1,216,166        1,165,052
        Foreign currency translation adjustment                                 (36,682)         (25,359)
        Treasury shares, at cost (12,975,131 shares in 1997
           and 12,924,764 shares in 1996)                                      (360,718)        (359,499)
     -------------------------------------------------------------------------------------------------------
           TOTAL SHAREHOLDERS' EQUITY                                         1,050,262        1,013,700
     -------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $  1,923,894      $ 2,053,980
     -------------------------------------------------------------------------------------------------------

     See accompanying notes to consolidated financial statements.

   CONSOLIDATED STATEMENT OF CASH FLOWS
   ----------------------------------------------------------------------
   (Dollars in thousands)
   ( ) Denotes decrease in cash and cash equivalents

     Years Ended December 31                                            1997                 1996                1995
     -------------------------------------------------------------------------------------------------------------------
     CASH FLOWS FROM OPERATING ACTIVITIES:
        Net earnings                                                $  142,536          $   152,398          $   59,772
        Adjustments to reconcile net earnings to
           net cash from operating activities:
              Gain on sale of business                                (134,447)                  --                  --
              Asset impairment charges                                  81,000                   --                  --
              Depreciation and amortization                            118,133              109,082             104,158
              Non-cash realignment costs                                16,000                   --             129,000
              Employee benefits                                         15,982                8,762              11,992
              Deferred income taxes                                      9,793               49,046             (22,388)
              Other                                                     (2,577)               4,411               2,110
              Changes in:
                 Receivables                                            43,575                9,078             (27,506)
                 Inventories                                            (2,845)              (1,980)              4,052
                 Other assets                                          (24,867)             (17,723)            (39,265)
                 Payables                                               13,725               10,345              (5,771)
                 Accrued liabilities                                   (17,941)              (8,178)             13,867
     -------------------------------------------------------------------------------------------------------------------
           NET CASH FROM OPERATING ACTIVITIES                          258,067              315,241             230,021
     -------------------------------------------------------------------------------------------------------------------
     CASH FLOWS FROM INVESTING ACTIVITIES:
        Capital expenditures                                          (145,847)            (171,764)           (151,528)
        Acquisition of businesses, net of cash                              --             (318,047)            (43,996)
        Proceeds from sale of business                                 246,500                   --                 --
        Purchase of marketable securities                                   --                   --            (100,000)
        Proceeds from sale of marketable securities                         --                   --             159,049
        Other, net                                                       1,839               (6,246)             (8,867)
     -------------------------------------------------------------------------------------------------------------------
           NET CASH FROM INVESTING ACTIVITIES                          102,492             (496,057)           (145,342)
     -------------------------------------------------------------------------------------------------------------------
     CASH FLOWS FROM FINANCING ACTIVITIES:
        Net change in notes payable                                   (176,121)             283,326              95,562
        Proceeds from long-term debt                                        --              150,000                  --
        Repayment of long-term debt                                     (3,035)              (4,382)             (6,999)
        Cash dividends paid                                            (91,422)             (86,016)            (81,731)
        Common Shares repurchased                                       (2,575)            (185,482)           (134,190)
        Other, net                                                        (981)                  --               1,399
     -------------------------------------------------------------------------------------------------------------------
           NET CASH FROM FINANCING ACTIVITIES                         (274,134)             157,446            (125,959)
     -------------------------------------------------------------------------------------------------------------------
     NET CHANGE IN CASH AND CASH EQUIVALENTS                            86,425              (23,370)            (41,280)
     Cash and cash equivalents at beginning of year                     27,599               50,969              92,249
     -------------------------------------------------------------------------------------------------------------------
     Cash and cash equivalents at end of year                       $  114,024          $    27,599          $   50,969
     -------------------------------------------------------------------------------------------------------------------
     SUPPLEMENTAL CASH FLOW INFORMATION:
        Income taxes paid                                           $   36,002          $    48,762          $   94,683
        Interest paid                                               $   33,407          $    17,720          $   12,971
     -------------------------------------------------------------------------------------------------------------------

     See accompanying notes to consolidated financial statements.

   CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)

                                                                                      Foreign
                                                                                      Currency                       Total
                                               Common       Paid-in      Retained    Translation    Treasury     Shareholders'
                                               Shares       Capital      Earnings    Adjustment      Shares         Equity
     ---------------------------------------------------------------------------------------------------------------------------
     TRANSACTIONS FOR 1995:
        Opening balance                     $   162,677   $    69,795  $ 1,120,629   $   (16,583)  $   (50,692)  $ 1,285,826
        Net earnings                                 --            --       59,772            --            --        59,772
        Cash dividends, $.52 per share               --            --      (81,731)           --            --       (81,731)
        Employee stock plans                         --           726           --            --         4,244         4,970
        Common Shares repurchased                    --            --           --            --      (134,190)     (134,190)
        Shares issued for an acquisition             --           304           --            --         2,259         2,563
        Foreign currency translation
           adjustment                                --            --           --        (1,837)           --        (1,837)
     ---------------------------------------------------------------------------------------------------------------------------
        Balance at December 31, 1995            162,677        70,825    1,098,670       (18,420)     (178,379)    1,135,373
     TRANSACTIONS FOR 1996:
        Net earnings                                 --            --      152,398            --            --       152,398
        Cash dividends, $.57 per share               --            --      (86,016)           --            --       (86,016)
        Employee stock plans                         --             4           --            --         4,362         4,366
        Common Shares repurchased                    --            --           --            --      (185,482)     (185,482)
        Foreign currency translation
           adjustment                                --            --           --        (6,939)           --        (6,939)
     ---------------------------------------------------------------------------------------------------------------------------
        Balance at December 31, 1996            162,677        70,829    1,165,052       (25,359)     (359,499)    1,013,700
     TRANSACTIONS FOR 1997:
        Net earnings                                 --            --      142,536            --            --       142,536
        Cash dividends, $.61 per share               --            --      (91,422)           --            --       (91,422)
        Employee stock plans                         --        (2,010)          --            --         1,356          (654)
        Common Shares repurchased                    --            --           --            --        (2,575)       (2,575)
        Foreign currency translation
           adjustment                                --            --           --       (11,323)           --       (11,323)
     ---------------------------------------------------------------------------------------------------------------------------
        BALANCE AT DECEMBER 31, 1997        $   162,677   $    68,819  $ 1,216,166   $   (36,682)  $  (360,718)  $ 1,050,262
     ---------------------------------------------------------------------------------------------------------------------------

     See accompanying notes to consolidated financial statements.

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   Nature of Operations
   Rubbermaid Incorporated and its subsidiaries manufacture, market, sell, and distribute primarily plastic products in three major categories: home products, juvenile products, and commercial products. The Company's products are distributed primarily through its own sales personnel and manufacturers' agents to a variety of retailers and wholesalers, including mass merchandisers, toy stores, home centers, hardware stores, catalog showrooms, and distributors serving institutional markets. The Company's raw materials are readily available, and the Company is not dependent on a single supplier or only a few suppliers.

   Principles of Consolidation
   The consolidated financial statements include the accounts of Rubbermaid Incorporated and its subsidiary companies, all of which are wholly owned except for 51.0% owned Rubbermaid Japan Inc. and 89.6% owned Dom-Plast S.A. All significant intercompany profits, transactions, and balances have been eliminated in consolidation.

   Inventories
   Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for 78.2% and 78.4% of inventories in 1997 and 1996, respectively. Cost of the remaining inventories is determined using the first-in, first-out
   (FIFO) method.

   Long-Lived Assets
   Property, plant, and equipment, net, is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives:


           Land improvements              5 to 45 years
           Buildings and fixtures         5 to 45 years
           Machinery and equipment        2 to 15 years


   The excess of cost over fair value of net assets of businesses acquired at December 31, 1997 and 1996 of $303,618 and $380,524,
   respectively, net of accumulated amortization of $13,589 and $28,385, respectively, is amortized on a straight-line basis over periods ranging from 20 to 40 years.

   The Company utilizes the undiscounted cash flow method to determine impairment in the carrying value of its long-lived assets. Measurement of an impairment loss is determined by reducing the carrying value of assets to fair value. Assets to be disposed of by sale or abandonment, as part of a plan committed to and approved by management, are

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   recorded at the lower of carrying value or fair value less cost to sell. During 1997, the Company recorded a pretax asset impairment charge of $81,000, or $59,797 after-tax, or $.40 per Common Share.

   Stock-Based Compensation Plans
   The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations in accounting for its stock-based compensation. The Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation" (FAS 123), which was effective in 1996. FAS 123 provides the option either to continue the Company's current method of accounting for stock-based compensation or to adopt the fair value method of accounting. The Company elected to continue accounting for stock-based compensation using APB 25.

   Financial Instruments
   Investments with maturities of three months or less at date of purchase are considered cash equivalents. The fair value of financial instruments, consisting of investments in cash, cash equivalents, receivables, obligations under accounts payable, and debt instruments, is based on interest rates available to the Company and comparisons to quoted prices. At December 31, 1997 and 1996, the fair value of these financial instruments approximates carrying value.

   Derivative financial instruments are utilized by the Company to manage foreign exchange and interest rate risks. The Company does not use derivative financial instruments for trading.

   A limited number of foreign exchange instruments are used by the Company to hedge firm and anticipated commitments and net investments in foreign subsidiaries. Instruments have included forward contracts, currency swaps, foreign currency loans, and foreign currency options, all in the same currency as the hedged commitment and net investment. In accordance with Financial Accounting Standards Board Statement No. 52, "Foreign Currency Translation" (FAS 52), before hedge accounting is applied, derivative financial instruments are designated and considered effective as hedges. When hedging commitments, gains and losses on financial instruments are deferred and recognized in income in the same period as the hedged transaction. When hedging net investments in foreign subsidiaries, gains and losses on financial instruments are included in the foreign currency translation adjustment. The fair value of these foreign currency instruments is estimated using current market prices provided by an outside quotation service. Should the Company terminate the foreign exchange instrument or the underlying hedged transaction, the Company would follow the applicable principles of FAS 52. The net unrealized gains or losses from hedging anticipated transactions were not material at December 31, 1997 and 1996.

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   The Company also uses floating-to-fixed interest rate swap agreements on a portion of its floating interest rate debt. Before hedge accounting is utilized, the swap agreement is designated to a specific debt instrument or commercial paper facility and the terms are closely related to the terms of the debt instrument or commercial paper facility. After designation, interest is recorded on the notional portion of debt covered by the agreements at the revised interest rate. Gains or losses on interest rate swap agreements terminated are deferred and recognized as a component of interest expense over the shorter of the term of the underlying debt obligation or the term of the terminated swap agreement. If the underlying debt obligation is retired, the Company would mark the swap agreement to market and recognize the related gain or loss. At December 31, 1997 and 1996, the carrying value of interest rate swaps approximates fair value.

   Basic and Diluted Net Earnings Per Common Share
   Basic and diluted net earnings per Common Share are based on the weighted average number of Common Shares outstanding during each year. Average shares used in the calculations were 149,849,551, 151,003,599, and 158,765,812 in 1997, 1996, and 1995, respectively. For the periods presented, the dilutive effect of stock options is not significant.

   Use of Estimates
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.


   2. REALIGNMENT COSTS
   During the fourth quarter of 1995, the Company's management approved a two-year strategic realignment program designed to reduce costs, improve operating efficiencies, and accelerate growth. During the second quarter of 1997, the Company revised the estimate of the costs to complete the program and included an additional $16,000 non-cash charge, or $9,920 after-tax, or $.07 per Common Share, in the 1997 Consolidated Statement of Earnings.

   Subsequent to year end, the Company announced that the Board of Directors authorized the finalization of a major restructuring plan, designed to expand the Company's global market leadership and accelerate quality growth. Major initiatives will include the centralization of global procurement, and the consolidation of manufacturing and distribution worldwide. The Company expects that the restructuring actions could reach a pretax charge of at least $200,000. The charge will include cash outlays for severance, removal of equipment, and other activities that will be incurred over the next

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   two years. Other charges related to consolidation or relocation of facilities will be recorded primarily in 1998.


   3. BUSINESS DEVELOPMENT
   Acquisitions
   During November 1997, the Company agreed to acquire Curver Consumer Products, the European market leader in plastic consumer goods, from DSM N.V. The acquisition includes all Curver facilities, brands, and other assets and liabilities, in a total transaction valued at approximately $140,000. Subsequent to year end, the Company completed the transaction, which was funded by debt and cash.

   During 1996, the Company acquired Graco Children's Products Inc. (Graco), a leading manufacturer of strollers and other children's products, for $318,047, net of cash. The excess of the purchase price over the fair value of the net identifiable assets acquired of $242,589 is being amortized over 40 years. The Graco acquisition was accounted for as a purchase and was funded with a combination of debt and cash.

   Divestiture
   During June 1997, the Company sold its Office Products business to Newell Co. in a cash transaction. The transaction included the sale of the worldwide manufacturing and distribution facilities, related equipment, and inventory for $246,500, resulting in a one-time, pretax gain of $134,447, or $79,447 after-tax, or $.53 per share.


   4. INVENTORIES
   A summary of inventories follows:

                                          1997          1996
   -----------------------------------------------------------

   FIFO cost:
      Raw materials                   $   65,411     $  83,250
      Work-in-process                      8,571        11,494
      Finished goods                     201,900       213,000
   -----------------------------------------------------------
                                         275,882       307,744
   Excess of FIFO over LIFO cost         (25,285)      (30,933)
   -----------------------------------------------------------
                                      $  250,597     $ 276,811
   ------------------------------------------------------------

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   5. PROPERTY, PLANT, AND EQUIPMENT, NET
   The components of property, plant, and equipment, net, are summarized below:

                                          1997          1996
   ------------------------------------------------------------

   Land and land improvements         $   29,750     $  33,724
   Buildings and fixtures                300,489       320,527
   Machinery and equipment               920,586       877,148
   ------------------------------------------------------------
                                       1,250,825     1,231,399
   Accumulated depreciation             (648,377)     (614,220)
   ------------------------------------------------------------
                                         602,448       617,179
   Additions in progress                 105,526       104,735
   ------------------------------------------------------------
                                    $    707,974   $   721,914
   ------------------------------------------------------------


   6. NOTES PAYABLE AND LONG-TERM DEBT
   Notes payable consist primarily of commercial paper and uncommitted credit facilities. The commercial paper, of which $49,738 was outstanding at December 31, 1997, was placed through brokers and is supported by a $500,000 committed credit facility entered into in January 1996. This facility is subject to normal banking terms and conditions, and expires in January 2001. In addition, as of December 31, 1997, the Company had approximately $259,400 in uncommitted credit facilities made available by commercial banks, of which $174,006 had been utilized. The Company's weighted average interest rate for notes payable was 5.9% and 5.7% as of December 31, 1997 and 1996, respectively.

   During January 1996, the Company filed a Shelf Registration with the Securities and Exchange Commission for up to $400,000 of senior unsecured debt securities and in November 1996, issued $150,000 senior notes with a maturity of 2006 and a coupon rate of 6.6%.

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   Long-term debt at December 31, 1997 and 1996, is summarized as follows:


                                         1997           1996
   -----------------------------------------------------------

   6.6% Notes due 2006                 $ 150,000     $ 150,000
   Other                                   3,444         7,754
   -----------------------------------------------------------
                                         153,444       157,754
   Less current portion                      281         3,287
   -----------------------------------------------------------
                                       $ 153,163     $ 154,467
   -----------------------------------------------------------


   The aggregate principal payments due on the long-term debt for the five years subsequent to December 31, 1997 are as follows:


     1998         1999         2000          2001         2002
   -----------------------------------------------------------
     $281         $290         $318          $301         $306
   -----------------------------------------------------------


   7. ACCRUED LIABILITIES
   Accrued liabilities at December 31, 1997 and 1996, consist of the following:

                                         1997           1996
   -----------------------------------------------------------

   Compensation and commissions        $  25,091     $  31,351
   Retirement plans                       18,133        24,574
   Income taxes                           40,681            --
   Other                                  98,334       129,226
   -----------------------------------------------------------
                                       $ 182,239     $ 185,151
   -----------------------------------------------------------


   8. EMPLOYEE BENEFIT AND RETIREMENT PLANS
   The Company provides retirement benefits primarily through noncontributory defined contribution plans. The cost of these plans aggregated $10,265, $13,742, and $11,834 in 1997, 1996, and 1995,
   respectively.

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   The Company maintains an incentive plan and an unfunded deferred compensation plan for participating officers and key management associates. The liability related to the deferred compensation plan ($37,088 and $33,881 at December 31, 1997 and 1996, respectively) is included in other deferred liabilities. The Company also maintains a Voluntary Employee Beneficiary Association (VEBA).

   9. STOCK-BASED COMPENSATION PLANS
   The Company's Stock Incentive and Option Plan (Plan) provides for Common Share awards to be made to key management associates with restrictions as to disposition and subject to forfeiture upon termination of employment or if certain performance goals are not achieved. In addition, the Plan provides for supplemental cash awards in the event performance goals are exceeded. The Plan also provides for the granting of non-qualified stock options as well as incentive stock options. No incentive stock options have been granted to date. The number of Common Shares as to which stock-based compensation awards may be granted under the Plan in any calendar year is limited to 1.0% of the total outstanding Common Shares as of the first day of the year.

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" (FAS 123), requires use of option pricing models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Generally, stock options become exercisable over a three-year vesting period and expire 10 years from the date of grant.

   Pro forma information for net earnings and basic and diluted net earnings per Common Share is required by FAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1997, 1996, and 1995, respectively: risk-free interest rates of 6.1%, 6.3%, and 6.2%; dividend yield of 2.0%; volatility factor of the expected market price of the Company's common stock of 23.0% in 1997 and 21.0% in 1996 and 1995; and an expected life of the option of 5 years.

   Had compensation cost for the stock options been determined based on the fair value at the grant dates, the Company's net earnings and basic and diluted net earnings per Common Share would have been reduced. For purposes of pro forma disclosures, the estimated fair

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   value of the options is amortized to expense over the option's vesting period. The pro forma amounts for the years ending December 31, 1997, 1996, and 1995 are indicated below:


                                 1997        1996       1995
   -----------------------------------------------------------

   Net earnings:
      As reported            $  142,536   $ 152,398   $ 59,772
      Pro forma                 137,937     151,937     59,564
   Basic and diluted
      net earnings per
      Common Share:
      As reported                   .95        1.01        .38
      Pro forma                     .92        1.01        .38
   -----------------------------------------------------------

   A summary of the Company's stock option activity, and related information for the years ended December 31, 1997, 1996, and 1995, are as follows:

                                            Options
   ------------------------------------------------------------
                                 1997         1996       1995
   ------------------------------------------------------------

   Outstanding at
      beginning of year       1,078,101     528,756    372,350
   Granted                    1,365,013     595,871    170,646
   Exercised                     (2,141)       (225)        --
   Forfeited                   (179,981)    (46,301)   (14,240)
   ------------------------------------------------------------
   Outstanding at
      end of year             2,260,992   1,078,101    528,756
   ------------------------------------------------------------
   Exercisable at
      end of year             1,263,142     278,546    121,250
   ------------------------------------------------------------

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


                               Weighted Average Exercise Price
   ------------------------------------------------------------
                                 1997        1996        1995
   ------------------------------------------------------------

   Outstanding at
      beginning of year        $  26.61     $ 29.47    $ 29.99
   Granted                        24.21       24.08      28.13
   Exercised                      27.02       26.06         --
   Forfeited                      24.13       26.74      26.88
   ------------------------------------------------------------
   Outstanding at
      end of year              $  25.36     $ 26.61    $ 29.47
   ------------------------------------------------------------
   Exercisable at
      end of year              $  26.58     $ 29.93    $ 30.09
   ------------------------------------------------------------


   The weighted average fair values of stock options granted during 1997, 1996, and 1995 were $6.31, $6.05, and $7.00, respectively. Exercise prices for options outstanding as of December 31, 1997 ranged from $22.81 to $34.63. The weighted average remaining contractual life of the outstanding stock options is 8.7 years.

   During 1996 and 1995 the Company awarded 172,988 and 147,946 Common Shares, respectively, related to the Company's restricted stock awards. During 1997, 1996, and 1995, stock awards for 33,828, 39,230, and 31,824 Common Shares, respectively, were forfeited. The cost of the restricted stock awards, determined as the market value of the shares at the date of grant, is being amortized over the award's cycle period which ranges from three to five years. In 1997, 1996, and 1995, $2,171, $1,755, and $2,894, respectively, were charged to expense for restricted stock awards.

   In addition, the Plan provides that shares of common stock may be awarded as performance shares to certain key executives having a critical impact on the long-term performance of the Company.
   Substantially all of the participants elected to receive stock options in lieu of performance shares in 1997.


   10. OTHER POSTRETIREMENT BENEFIT PLANS
   The Company sponsors defined benefit health care plans that provide medical benefits to retired associates who meet certain eligibility requirements. The plans generally contain cost-sharing features such as deductibles and coinsurance, and some plans are contributory. The Company's annual per capita contributions under certain plans are limited. The plans are unfunded.

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   At December 31, 1997 and 1996, the actuarially determined status of these plans is as follows:


                                              1997        1996
   -------------------------------------------------------------

   Accumulated postretirement benefit
    obligation:
      Retirees                             $  37,208   $ 32,110
      Other fully eligible participants        2,188      1,935
      Other active participants               20,954     16,959
   -------------------------------------------------------------
                                              60,350     51,004
   Unrecognized net reduction
      in prior service costs                    (321)     4,266
   Unrecognized net gain                      10,433     14,681
   -------------------------------------------------------------
   Amount included in other
      deferred liabilities                 $  70,462   $ 69,951
   -------------------------------------------------------------


   The expense related to the plans is as follows:


                           1997         1996          1995
   ---------------------------------------------------------

   Service cost           $ 1,394      $ 1,520      $ 1,284
   Interest cost            3,846        3,681        3,721
   Amortization            (1,449)      (1,110)      (1,799)
   ---------------------------------------------------------
                          $ 3,791      $ 4,091      $ 3,206
   ---------------------------------------------------------


   In estimating the Company's December 31, 1997 obligation under these plans, the annual increase in the per capita cost of covered benefits is assumed to decrease approximately one percentage point per year from 9.0% in 1997 to an ultimate rate of 6.0% in 2000. Adjusting the assumed annual increase in the per capita cost of covered benefits upward by one percentage point each year would increase the accumulated postretirement benefit obligation and the expense related to these plans by approximately 10.4% and 11.8%, respectively. The discount rate used in determining the accumulated postretirement benefit obligation was 7.25% and 7.75% at December 31, 1997 and 1996, respectively.

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   11. RESEARCH AND DEVELOPMENT COSTS
   Research and development costs relating to both future and present products are charged to selling, general, and administrative expenses as incurred. These costs aggregated $27,772, $29,505, and $28,963 in 1997, 1996, and 1995, respectively.


   12. ADVERTISING COSTS
   Costs incurred for producing and communicating advertising and other brand support, including costs incurred under cooperative advertising programs with customers, are charged to selling, general, and administrative expenses as incurred or expensed ratably during the year in relation to revenues or certain other performance measures. Advertising costs were $137,963, $153,313, and $142,025 in 1997, 1996, and 1995, respectively.


   13. INCOME TAXES
   Income taxes are summarized as follows:


                                 1997       1996        1995
   ------------------------------------------------------------

   Current:
      Federal                 $  66,257   $  36,778   $ 44,500
      State and local             9,125       4,496      6,151
      OUS                         6,195       2,294      7,600
   ------------------------------------------------------------
                                 81,577      43,568     58,251
   Deferred:
      Federal                    10,562      43,796    (13,663)
      State and local             1,455       3,753     (2,725)
      OUS                        (2,224)      1,497     (6,000)
   ------------------------------------------------------------
                                  9,793      49,046    (22,388)
   ------------------------------------------------------------
                              $  91,370   $  92,614   $ 35,863
   ------------------------------------------------------------


   Earnings (loss) before income taxes aggregated $222,604, $234,010, and $98,835 for domestic operations and $11,302, $11,002, and $(3,200) for outside United States (OUS) operations in 1997, 1996, and 1995, respectively.

   US income tax expense at the statutory tax rate is reconciled to the combined US and OUS income tax expense below:

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


                                     1997       1996        1995
   ---------------------------------------------------------------
   Tax at US federal
      statutory rate              $  81,867   $  85,754   $ 33,472
   State and local income
      taxes, net of US
      federal benefit                 5,848       6,125      2,391
   Non-deductible
      amortization of
      intangible assets               4,867          --         --
   Tax basis differential
      on sale of business             5,814          --         --
   Other                             (7,026)        735         --
   ---------------------------------------------------------------
                                  $  91,370   $  92,614   $ 35,863

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:


   December 31                               1997       1996
   -----------------------------------------------------------

   Deferred tax assets:
      Postretirement benefits            $   26,807  $  26,211
      Other employee benefits                23,669     25,105
      Realignment costs                       6,342     10,064
      Accruals, reserves, and
         other items                         36,016     50,067
   -----------------------------------------------------------
      Total deferred tax assets              92,834    111,447
   -----------------------------------------------------------
   Deferred tax liabilities:
      Property, plant, and equipment         76,428     59,892
      Intangible assets and
         other items                          1,786     28,355
   -----------------------------------------------------------
      Total deferred tax liabilities         78,214     88,247
   -----------------------------------------------------------
   Net deferred tax assets               $   14,620  $  23,200
   -----------------------------------------------------------

   As of December 31, 1997 and 1996, current deferred tax assets of $22,400 and $43,715, respectively, are reflected in other current assets.

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   14. COMMON SHARES
   Share Repurchase Program
   As part of a program previously authorized by the Board of Directors, the Company purchased approximately 100,000, 6,587,000, and 4,843,700 Common Shares in 1997, 1996, and 1995, respectively, for the treasury at an aggregate cost of $2,575, $185,482, and $134,190, respectively. Approximately 12,800,000 Common Shares remain available for repurchase through 1999 based on the current Board authorization.

   Shareholder Rights Plan
   Under the Company's Rights Agreement, each shareholder has the right to purchase from the Company one Common Share at a price that is currently $125.00 per share. The rights are only exercisable in the event a person acquires or commences a tender offer or exchange offer for 10.0% or more of the Company's outstanding Common Shares. In the event that a person who owns 10.0% or more of the Company's outstanding Common Shares merges into the Company, engages in one of a number of self-dealing transactions, or increases ownership to 15.0% or more, each right would entitle its holder to purchase a number of the Company's Common Shares having a market value equal to twice the right's exercise price. In the event that the Company engages in a merger or other business transaction in which the Company is not the surviving corporation, engages in a merger or other business combination transaction in which its Common Shares are changed or exchanged, or 50.0% or more of the Company's assets or earning power are sold, each right would entitle its holder to purchase a number of common shares of the acquiring, surviving, or resulting person having a market value equal to twice the right's exercise price.

   The rights expire June 24, 2006, and may be redeemed by the Company at a price that is currently $.01 per right, prior to the occurrence of the events described above.


   15. BUSINESS AND CREDIT CONCENTRATIONS
   The Company operates exclusively in one industry, which is the manufacture and distribution of primarily plastic products, and sells to a broad range of customers, one of which accounted for 15.5%, 13.9%, and 14.5% of net sales in 1997, 1996, and 1995, respectively. Sales to a second customer amounted to 10.1% of net sales in 1997. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate.


   16. GEOGRAPHIC SEGMENTS
   At December 31, 1997, 1996, and 1995, the Company's equity in OUS subsidiaries was $173,957, $164,195, and $148,143, respectively.

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   Revenues from OUS customers, including OUS net sales and exports from US operations, represented 19.5%, 18.9%, and 18.0% of total net sales in 1997, 1996, and 1995, respectively.

   The following is information about the Company's operations in different geographic areas:

                                 Net Sales                       Operating Earnings                      Total Assets
     --------------------------------------------------------------------------------------------------------------------------
     (Dollars in millions) 1997      1996        1995         1997(a)      1996       1995(a)      1997       1996       1995
     --------------------------------------------------------------------------------------------------------------------------
     United States    $ 2,078.0    $2,045.0   $ 2,007.4      $ 209.6     $ 257.9     $ 108.5   $  1,572.7  $ 1,774.9   $1,410.0
     OUS                  321.7       310.0       336.8          9.0        15.5         1.9        351.2      279.1      281.5
     --------------------------------------------------------------------------------------------------------------------------
                      $ 2,399.7    $2,355.0   $ 2,344.2      $ 218.6     $ 273.4     $ 110.4   $  1,923.9  $ 2,054.0   $1,691.5
     ---------------------------------------------------------------------------------------------------------------------------

     (a) Operating earnings in 1997 and 1995 include a pretax realignment charge of $16.0 million and $158.0 million, respectively. The charge in 1997 reduced United States and OUS operating earnings by $14.8 million and $1.2 million, respectively, while the 1995 charge reduced respective operating earnings by $140.8 million and $17.2 million.


   17. QUARTERLY FINANCIAL INFORMATION - UNAUDITED

                               4th Quarter                3rd Quarter               2nd Quarter               1st Quarter
     ---------------------------------------------------------------------------------------------------------------------------
                              1997          1996         1997        1996          1997(a)      1996          1997       1996
     ---------------------------------------------------------------------------------------------------------------------------
     Net sales             $  574,285    $ 616,021    $  583,349  $ 632,694     $  640,379  $  572,989    $  601,688  $ 533,285
     Cost of sales            420,368      456,078       429,113    438,361        466,364     389,127       432,579    365,954
     Net earnings              31,790       19,863        30,126     46,108         46,595      44,750        34,025     41,677
     ---------------------------------------------------------------------------------------------------------------------------

     Per Common Share:
        Net earnings --
           basic and diluted      .21          .13           .20        .31            .31         .30           .23        .27
        Cash dividends paid       .16          .15           .15        .14            .15         .14           .15        .14
     Market price range:
        High                    26.50        24.75         30.31      29.25          30.00       29.13         24.88      30.25
        Low                     23.31        22.63         24.75      22.38          24.00       26.75         21.63      25.25
     ---------------------------------------------------------------------------------------------------------------------------

     (a) Included in the second quarter of 1997 is a pretax gain of $134.4 million ($79.4 million after-tax, or $.53 per Common Share) on the divestiture of the Office Products business, partially offset by pretax asset impairment charges and revised realignment costs totaling $97.0 million ($69.7 million after-tax, or $.47 per Common Share).

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   ----------------------------------------------------------------------
   (Dollars in thousands except per share amounts)


   18. CONTINGENCIES
   In September 1997, an administrative law judge of the Federal Trade Commission ("F.T.C.") ruled that a major customer of the Company illegally pressured manufacturers not to sell toys to warehouse clubs. That decision is being appealed. Subsequent to the F.T.C. decision, numerous class action suits seeking damages on behalf of consumers have been filed against the customer and certain manufacturers, including the Company, which was not named as a defendant in the F.T.C. suit, nor were any other manufacturers. The Company is of the opinion, supported by legal counsel, that it has not violated any law and intends to contest any such class action suits. Management believes the outcome of this matter will not have a material adverse effect on the financial position or overall trends in the results of operations of the Company.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of

   1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NEWELL CO.
                                        (Registrant)



   Date: December 1, 1998             By:  /s/ Dale L. Matschullat
                                          ----------------------------------
                                           Dale L. Matschullat
                                           Vice President -- General Counsel

                                  EXHIBIT INDEX


   EXHIBIT
     NO.          DESCRIPTION
   -------        -----------
   23.1           Consent of KPMG Peat Marwick LLP.












































                                    -24-